Exhibit 21.1

Subsidiaries of Lions Gate Entertainment Corp.

Active TV Ltd	UK
Alternate Universe, LLC	CA
Artisan Entertainment Inc.	DE
Artisan Home Entertainment Inc.	DE
Artisan Film Investors LLC	DE
Artisan Pictures LLC	DE
Associated Corporate Holdings Ltd.	BVI
Atom Productions, Inc.	CA
Awaken Productions, Inc.	CA
Blitz Distribution Limited	UK
Blitz Films Limited	UK
Blue Mountain State Productions Corp.	Canada (Federal)
Bottled Vines Productions Inc.	British Columbia
C4 Productions, Inc.	CA
CBLG Productions, LLC	CA
Condemned Productions, Inc.	CA
Crushed Productions, Inc.	CA
DD1 Productions Canada Inc.	Canada (Federal)
Dead Zone Production Corp.	British Columbia
Debmar/Mercury International Limited	UK
Delish Project, LLC	DE
Dude Productions, Corp.	British Columbia
Emmett Trading Company, Inc.	CA
Entertainment Capital Holding II S.a.r.l.	Luxembourg
Entertainment Capital Holdings S.a.r.l. (ECHO)	Luxembourg
Fear Itself Productions Corp.	Alberta
Film Holdings Co.	DE
First Ontario Film Distributor Ltd	British Columbia
Fitness TV International, Inc.	DE
For Our Kids Entertainment, LLC	DE
Garnish Productions Canada Inc.	Canada (Federal)
GGX Productions, Inc.	CA
Go For Broke Productions, Inc.	NY
Guilt Productions, Inc.	CA
Harold Productions, LLC	LA
HGMJ Productions Canada Inc.	British Columbia
Higher Post LLC	CA
Houdini Productions UK Limited	UK
JetSetter Productions Inc	CA

Johnson Goode, LLC	CA
KGLG Productions, Inc.	CA
Kindle Entertainment Limited	United Kingdom
Lady Prison Productions, Inc.	NY
LG Feature One NZ Limited	New Zealand
LG Leopard Canada LP	Ontario
LG Leopard GP Canada Inc.	Ontario
LG LOL Productions, Inc.	CA
LG Productions Canada ULC	British Columbia
LGAC 1, LLC	DE
LGAC 3, LLC	DE
LGAC International LLC	DE
Lions Gate Australia Pty Ltd.	Australia
Lions Gate Channels 2, Inc.	DE
Lions Gate Entertainment Inc.	DE
Lions Gate Exhibition, Inc.	DE
Lions Gate Films Holdings Company #1, Inc.	CA
Lions Gate Films Holdings Company #2, Inc.	CA
Lions Gate Films Inc.	DE
Lions Gate Films Licensing LLC	DE
Lions Gate Films of Puerto Rico, Inc.	Puerto Rico
Lions Gate Home Entertainment UK Limited	UK
Lions Gate International (UK) Limited	UK
Lions Gate International Holdings S.A.R.L	Luxembourg
Lions Gate International Motion Pictures S.a.r.l.	Luxembourg
Lions Gate International Sales, LLC	DE
Lions Gate International Slate Investment SA.	Luxembourg
Lions Gate Mandate Financing Vehicle Inc.	DE
Lions Gate Media Ltd.	UK
Lions Gate Music Corp.	British Columbia
Lions Gate Music Publishing LLC	DE
Lions Gate Pennsylvania 2, Inc.	PA
Lions Gate Pennsylvania, Inc.	PA
Lions Gate Pictures UK Limited	UK
Lions Gate Releasing LLC	DE
Lions Gate Television Inc.	DE
Lions Gate Television International - Latin America, Inc.	CA
Lions Gate UK Limited	UK
Lions Gate X Productions Corp.	Canada (Federal)
Lions Gate X Productions, LLC	DE
Lions Gate X-US Productions, LLC	DE
Lionsgate - TISA Television International, LLC	CA
LionsGate Channels, Inc.	DE

Lionsgate LBE, Inc.	CA
Long Night Productions, LLC	Louisiana
Long Night Productions Pty Ltd	Australia
Lucky 7 Productions Corp.	British Columbia
Mandate Holdings, LLC	DE
Manifest Entertainment, LLC	CA
Mix Productions Limited	UK
MK Animated, LLC	CA
Mort Productions Ltd.	UK
Mother Productions Corp.	Ontario
Music City Productions, Inc.	CA
Networks CTS, Inc.	DE
Nurse Productions, Inc.	NY
NYSM2 Productions Limited	UK
NYSM2 Productions, LLC	CA
Pearl River Holdings Corp.	British Columbia
Preach Productions, Inc.	CA
Privileged Productions Limited	UK
Probable Productions, Inc.	Canada (Federal)
Profiler Productions Corp.	Ontario
Proscenium Pictures Limited	England and Wales
Psycho Productions Services Corp.	Ontario
R2 Productions Canada Inc,	British Columbia
R2 Productions Limited	England and Wales
Rock Acquisition, LLC	DE
Rosie Productions Limited	UK
Royals Productions, Inc.	CA
SELP, LLC	CA
Shakedown Productions Inc.	Ontario
Shirt Productions Canada Inc.	Canada (Federal)
SHK Productions, LLC	CA
Silent Development Corp.	DE
Spoken Productions, Inc.	CA
Step Up 5 Productions Canada, Inc.	Canada (Federal)
SU5 Productions, Inc.	CA
Summit Distribution of Puerto Rico Corporation	Puerto Rico
Summit Distribution, LLC	DE
Summit Entertainment Development Services	CA
Summit Entertainment Limited	Cyprus
Summit Entertainment N.V.	Curaçao
Summit Entertainment, LLC	DE
Summit Films Limited	England and Wales

Summit Guaranty Services, LLC	CA
Summit International Distribution, Inc.	DE
Summit Productions, LLC	CA
Summit Signature, LLC	DE
Summit/Endgame LLC	CA
Talk Productions Corp.	Ontario
Terrestrial Productions Corp.	British Columbia
Tiger Gate Entertainment Ltd.	Hong Kong
Touch Productions Corp.	Canada (Federal)
Two Ski Productions Inc.	Ontario
Vestron Inc.	DE
Wilde Kingdom Productions Corp.	British Columbia
Women in Comedy Documentary, LLC	CA